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                                                                   EXHIBIT 10.31




             AMENDMENT TO OPTION TO PURCHASE COMMON STOCK AGREEMENT


         This Amendment to the Option to Purchase Common Stock of Osage Systems Group, Inc. ("Amendment") is made effective as of the 12th day of June, 1998, by and between Osage Systems Group, Inc., a Delaware corporation (the "Company"), and John Iorillo ("Holder"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Option Agreement (as such term is defined below).

                              W I T N E S S E T H :

         WHEREAS, the Company and Holder have entered into that certain Option to Purchase Common Stock of Osage Systems Group, Inc., dated January 1, 1998 (the "Option Agreement"); and

         WHEREAS, Company and Holder wish to amend the Option Agreement to more accurately reflect the intended economic benefit of the options in accordance with Section 10 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, do agree as follows:

1. Section 2 of the Option Agreement is amended and restated in its entirety to read as follows:

         "2.      EXERCISE PRICE, NUMBER OF SHARES AND VESTING PROVISIONS.

                  2.1 EXERCISE PRICE. The Exercise Price at which this Option, or portion thereof, may be exercised shall be $4.50 per share, as adjusted pursuant to Section 11 hereof.

                  2.2 NUMBER OF SHARES. The number of shares of the Company's Common Stock, $.01 par value per share ("Common Stock") which may be purchased pursuant to this Option shall be 100,000 shares, as adjusted pursuant to Section 11 hereof.

                  2.3 VESTING. The Options granted hereunder shall fully vest upon the date hereof.

2. Except as otherwise set forth herein, the terms of the Option Agreement shall remain in full force and effect.

3. This Amendment shall be construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.
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4.       This Amendment is made and entered into effective as of the date first above written. This Amendment may be executed in one or more counterparts, each of which shall be an original and which together shall constitute one and the same document.

5. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof. This Amendment supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, Company and Holder have caused this Amendment to be duly executed as of the day and year first above written.

Dated:  June 12, 1998

                                    OSAGE SYSTEMS GROUP, INC.



                                    BY: /s/ Jack R. Leadbeater
                                       ----------------------------------------
                                    Jack R. Leadbeater, Chief Executive Officer


Accepted and Acknowledged

/s/ John Iorillo
-----------------------------
John Iorillo